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                  [OCEL, HEIMER & ASSOCIATES, LTD. LETTERHEAD]

                                  EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of TransTechnology Corporation on Form S-8 of our report dated February 6, 1997 on our audit of the financial statements of TCR Corporation as of December 31, 1996 and 1995 and for the years then ended, appearing in the Current Report on Form 8K/A of TransTechnology Corporation dated April 17, 1997, which is also incorporated by reference in this Registration Statement, and to all references to us included in this Registration Statement.


Ocel, Heimer & Associates, Ltd.
Minneapolis, MN
January 23, 1998




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